UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - JULY 11, 2008

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Rockefeller Center
1230 Avenue of the Americas - 7th Floor
New York, NY 10020
(Address of principal executive offices)

(212) 886-4590
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Report.

On July 11, 2008, 4C Controls Inc. (the “Company”) entered into a Chief Technology Officer Services Agreement (the “Services Agreement”) with Dr. Riccardo Maggiora. The Company has also entered into a License Agreement (the “License Agreement”) with respect to certain intellectual property invented and/or developed by Dr. Maggiora.

Under the Services Agreement, Dr. Maggiora has agreed to serve as Chief Technology Officer for a three year period.  Dr. Maggiora has agreed to devote such time to his work as Chief Technology Officer as he deems reasonably necessary, with the Company acknowledging that Dr. Maggiora serves as an Assistant Professor at Politechnico di Torino and shall continue such service, and therefore the Company agrees that his services shall be rendered on a part-time basis. In consideration for services rendered to the Company, Dr. Maggiora has been granted a one time issuance of one million shares of the Company’s common stock.  Dr. Maggiora may sell his shares after an initial one year holding period, so long as such sale is made in accordance with applicable securities laws or pursuant to available exemptions therefrom.  Dr. Maggiora shall perform his services in Italy.  The Services Agreement contains provisions regarding protection of Company trade secrets, non-solicitation of Company employees or customers and non-competition with the Company during the term of the Agreement.  All discoveries and works made or conceived by Dr. Maggiora while working on Company matters which are not subject to intellectual property interests of any third parties, that relate to the Company’s present or anticipated activities, or are used or useable by the Company, shall be governed by the License Agreement described below. Either the Company or Dr. Maggiora may terminate the Services Agreement, with or without cause, upon ten days notice to the other party.

Under the License Agreement, the Company has acquired exclusive rights to technologies in the field of intrusion detection systems, radar systems for border and pipeline surveillance, and technologies for monitoring and surveillance systems (collectively, the “Acquired Technologies”).  The License Agreement has granted to the Company the right to file patents on the Acquired Technologies, and all improvements and related know-how.  The Company shall pay to Dr. Maggiora a royalty of one-half percent of sales of products related to the Acquired Technologies which are sold by the Company or any sublicensee.  Starting in the second year of the License Agreement, there will be a minimum royalty payment to Dr. Maggiora of 250,000 Euros per year.  The License Agreement includes rights to sublicense all of the Acquired Technologies. The term of the Agreement is three years, which shall automatically renew for subsequent three year periods, unless for any reason the Company gives notice of non-renewal. The Company has also reserved the right to terminate the License Agreement after one year. The License Agreement may not be terminated by Dr. Maggiora except in the event of a breach of the Agreement by the Company which has not been cured within ninety days of notice of any breach. Dr. Maggiora has agreed to provide reasonable support and technical assistance during the term of the License Agreement with respect to the Company’s use of the Acquired Technologies and exercise of the Company’s rights under the License Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

4C CONTROLS INC.

By:	/s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary

Date: July 17, 2008